FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of August 23, 2022 (the “Amendment Effective Date”) among Mobile Infrastructure Corporation, a Maryland corporation formerly known as The Parking REIT, Inc. (the “Company”), Mobile Infra Operating Partnership, L.P., a Maryland limited partnership formerly known as MVP REIT II Operating Partnership, LP (the “Operating Partnership”), and Manuel Chavez (the “Executive”).  Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms under the Agreement (as hereinafter defined).

WHEREAS, the Company, Operating Partnership and Executive are parties to that certain Employment Agreement, entered into as of August 25, 2021 (the “Agreement”);

WHEREAS, pursuant to Section 10(h) of the Agreement, amendments to the Agreement are required to be effected pursuant to a writing executed by the Company, the Operating Partnership and the Executive; and

WHEREAS, the Company, the Operating Partnership and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the Executive’s continued employment with the Company, and for other good and valuable consideration, the Executive, the Company and the Operating Partnership hereby amend and modify the Agreement as follows:

1.         Section 2(b)(iii) of the Agreement.  The first sentence of Section 2(b)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“For each calendar year during the Employment Period, commencing with calendar year 2022, Executive shall be eligible to receive an annual award of restricted stock in the REIT (each, an “Award”) with a target value equal to not more than the number of Shares obtained by dividing (x) $1,000,000 by (y) the Fair Market Value on the applicable grant date.”

2.         Section 2(b)(iv) of the Agreement.  Section 2(b)(iv) of the Agreement is hereby amended by adding the following sentence at the end thereof:

                        “In satisfaction of the foregoing, the REIT has granted to the Executive 170,213 LTIP Units of the Operating Partnership, subject to vesting requirements as described in the LTIP Unit Award Agreement dated August 23, 2022.”

3.         Section 2(b)(x) of the Agreement. The Agreement is hereby amended by adding the following Section 2(b)(x):

                     “(x)      Form of Awards.  The parties acknowledge that the Compensation Committee shall have the discretion, in consultation with the Company’s legal and financial advisors and the Executive, to award any compensation set forth in this Section 2(b) of the Agreement in shares of the REIT or in limited partnership units of the Operating Partnership, including LTIP Units and Performance Units (each as defined in the Partnership Agreement).”

4.         Section 9(b) of the Agreement.  Section 9(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                        “Change in Control” means a “change in control” as defined in the MVP REIT II, Inc. 2015 Incentive Plan (as may be amended from time to time), or any successor plan thereto; provided, however, that in no event shall the merger of the REIT with or into Mobile Infrastructure Trust, a Maryland real estate investment trust, constitute a “Change in Control”.”

5.         Full Force and Effect.  Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms.  As used in the Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Agreement as amended by this Amendment.

6.         Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio, without giving effect to its principles or rules of conflict of laws.

7.         Counterparts.  This Amendment may be executed in one or more counterparts (including by means of facsimile or PDF), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of the Page Intentionally Blank.]

IN WITNESS WHEREOF, the Company, the Operating Partnership and the Executive have executed this Amendment as of the day and year first written above.

COMPANY:

MOBILE INFRASTRUCTURE CORPORATION

By:

Name: Stephanie Hogue

Title:    President & Chief Financial Officer

OPERATING PARTNERSHIP:

MOBILE INFRA OPERATING PARTNERSHIP, L.P.

By: Mobile Infrastructure Corporation, its general partner

By:

Name: Stephanie Hogue

Title:    President & Chief Financial Officer

EXECUTIVE:

Manuel Chavez